FOR IMMEDIATE RELEASE

Contact:

Chris Lewis

Vice President, Investor Relations & Corporate Affairs

(949) 481-0510

clewis@glaukos.com

Glaukos Announces Agreements to Exchange $230 Million in Principal Amount of Its 2.75% Convertible Senior Notes Due 2027 for Common Stock

Aliso Viejo, CA - June 14, 2024 - Glaukos Corporation (NYSE: GKOS), an ophthalmic pharmaceutical and medical technology company, today announced that it entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) with certain holders of its 2.75% Convertible Senior Notes due 2027 (the “Existing Convertible Notes”). Pursuant to these Exchange Agreements, the company agreed, subject to customary closing conditions, to repurchase an aggregate of $230 million principal amount of Existing Convertible Notes for aggregate consideration consisting of a number of shares of the company’s common stock, par value $0.001 per share (the “Common Stock”), to be determined over an averaging period commencing on June 14, 2024, and cash in lieu of fractional shares and in respect of accrued interest on the Existing Convertible Notes. These exchange transactions are expected to close on or about June 25, 2024, subject to the satisfaction of customary closing conditions.

The shares of Common Stock issuable in the exchanges have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and such other jurisdictions. This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Glaukos

Glaukos is an ophthalmic pharmaceutical and medical technology company focused on developing and commercializing novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases. Glaukos first developed Micro-Invasive Glaucoma Surgery (MIGS) as an alternative to the traditional glaucoma treatment paradigm, launching its first MIGS device commercially in 2012, and continues to develop a portfolio of technologically distinct and leverageable platforms to support ongoing pharmaceutical and medical device innovations. Products or product candidates for each of these platforms are designed to advance the standard of care through better treatment options across the areas of glaucoma, corneal disorders and retinal diseases.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this press release. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, uncertainties regarding the impact of the COVID-19 pandemic or other future public health crises on our business; the impact of general macroeconomic conditions including foreign currency fluctuations; the reduced physician fee and ASC facility fee reimbursement rate finalized by CMS for 2022 and 2023 for procedures utilizing the company’s iStent family of products and its impact on our U.S. combo-cataract glaucoma revenue; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent, the iStent inject W, iAccess, iPRIME, iStent infinite, iDose TR, our corneal cross-linking products or other products in development; our ability to properly train, and gain acceptance and trust from ophthalmic surgeons in the use of our products; our ability to compete effectively in the medical device industry and against current and future technologies (including MIGS technologies); our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect, and the expense and time-consuming nature of protecting our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including in our Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 23, 2024, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which  was filed with the SEC on May 3, 2024. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.